EXHIBIT 23






                                              CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Unocal Corporation on Form S-8 (No. 33-65461) of our report, dated June 18, 1999, on our audits of the financial statements and supplemental schedules of the Molycorp, Inc. 401(k) Retirement Savings Plan as of December 31, 1998 and 1997 and for the years then ended which report is included in this annual report on Form 11-K.










PricewaterhouseCoopers LLP
Los Angeles, California
June 29, 1999